INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-12393 of Accelr8 Technology Corporation on Form S-3 of our report dated October 24, 1997, appearing in the Annual Report on Form 10-KSB of Accelr8 Technology Corporation for the year ended July 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/  DELOITTE & TOUCHE LLP
--------------------------------

DELOITTE & TOUCHE LLP

Denver, Colorado
December 18, 1997